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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): February 28, 2007

                           GOTTAPLAY INTERACTIVE, INC.
             (Exact name of registrant as specified in its charter)



Nevada                            33-20783-D                     20-1645637
--------                          ----------                     ----------
(State or other jurisdiction    (Commission File Number)   (IRS Employer ID No.)
of incorporation)


                      3226 Rosedale Street, N.W. Suite 200
                              Gig Harbor, WA 98335
                    (Address of principal executive offices)


                           (Former name and address )


                                 (253) 853-4145
              (Registrant's telephone number, including area code)

ITEM 1.01  Entry Into a Material Definitive Agreement.

On February 28, 2007, Gamershare, Inc ("GSI"), a privately held Florida corporation, merged into the Company's wholly owned subsidiary, Gottaplay Management, Inc., ("GMI"), a Nevada corporation, pursuant to the terms of an Agreement of Merger and Plan of Reorganization (the "Agreement") between the Company, GMI and GSI. In consideration for the merger, the Company paid to the former sole stockholder of GMI, $60,000 in cash and 220,000 shares of common stock of the Company. The Company also agreed to issue up to an additional 170,000 shares of common stock to the former sole stockholder of GSI, contingent upon the achievement of established revenue milestones. GMI is the surviving corporation.


ITEM 2.01  Completion of Acquisition or Disposition of Assets

See Item 1.01 above. Pursuant to the Agreement, GMI assumed all of the business, assets, operations and liabilities of GMI. GMI is a company whose assets consist of intellectual property, primarily an internet based game trading platform and website, which provides users with the ability to trade their video console games through the website, www.gamershare.com. Its service is an alternative to gamers reselling to wholesalers. The assumed assets and liabilities of GSI were nominal and there were no revenues generated from its operations. As such, according to Rule 3-05 of Regulation S-X, no financial statements are required to be filed.


Item 3.02  Unregistered Sales of Equity Securities

On February 15, 2007, as part of a total private placement of a maximum of $3 million, the Registrant sold a total of 1,340,000 Units of its securities to 19 accredited investors. The purchase price was $1.25 per Unit. Each Unit consisted of one (1) share of Common Stock, one (1) warrant to purchase one share of common stock at $1.50 per share for a period of two years; and, one (1) warrant to purchase one share of common stock exercisable at $2.50 per share for a period of three years. The Units were sold pursuant Rule 506 of Regulation D. The Company paid the Placement Agent, Prestige Financial Center, a commission of 10% of the total amount funded in cash and a warrant to purchase 102,500 shares of Common Stock at $2.50 per share for a period of three years. In addition, the Broker received a warrants to purchase 416,000 shares of Common Stock with an exercise price of $1.50 for a period of two year as part of the fee.

The Common Stock and the Common Stock underlying the Warrants will be registered for resale via a registration statement that will be filed no later than 30 days from the final closing date of the Private Placement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2007




GOTTAPLAY INTERACTIVE, INC.
(Registrant)


By:   /s/ John P. Gorst
       -------------------
        John P. Gorst, CEO